UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2024

Assembly Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35005	20-8729264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Tower Place, 7th Floor, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 509-4583

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ASMB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2024, Assembly Biosciences, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC (“Jefferies”) to sell shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), from time to time, through an “at-the-market” offering program under which Jefferies will act as sales agent.

Under the Sale Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sale Agreement, Jefferies may sell the shares (a) in privately negotiated transactions with the consent of the Company; (b) as block transactions; or (c) by any other method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made through The Nasdaq Global Market or any other trading market for our common stock. In addition, Jefferies may effect transactions for its own account or the account of its customers. Jefferies will use its commercially reasonable efforts in conducting sales activities consistent with its normal trading and sales practices to place the shares of Common Stock with respect to which Jefferies has agreed to act as sales agent. Jefferies and the Company each have the right, by giving written notice as specified in the Sale Agreement, to terminate the Sale Agreement in each party’s sole discretion at any time.

The Sale Agreement provides that Jefferies will be entitled to compensation for its services an amount up to 3.0% of the gross proceeds of any shares of common stock sold through Jefferies under the Sale Agreement. Jefferies and the Company have no obligation to sell any shares under the Sale Agreement and may at any time suspend any sale under the Sale Agreement.

The shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-270760), filed with the Securities and Exchange Commission (the “Commission”) on March 22, 2023, declared effective by the Commission on April 14, 2023, as supplemented by a prospectus supplement, filed with the Commission on November 7, 2024.

The foregoing description of the material terms of the Sale Agreement is qualified in its entirety by reference to the full Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Open Market Sale AgreementSM, dated November 7, 2024, between Assembly Biosciences, Inc. and Jefferies LLC.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Assembly Biosciences, Inc.

Date: November 7, 2024	By:	/s/ John O. Gunderson
John O. Gunderson
VP, General Counsel and Corporate Secretary